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                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 735-3000
                              FAX (212) 735-2000




                                                     October 9, 1997

NRG Energy, Inc.
1221 Nicollet Mall, Suite 700
Minneapolis, Minnesota 55403


                 Re:      NRG Energy, Inc.
                          Registration Statement on Form S-1
                          ----------------------------------
Ladies and Gentlemen:

                  We have acted as special counsel to NRG Energy, Inc., a Delaware corporation ("NRG"), in connection with the issuance by NRG of $250,000,000 aggregate principal amount of NRG's 7-1/2% Senior Notes due 2007 (the "New Notes") to be issued under the Indenture, dated as of June 1, 1997 (the "Indenture"), between NRG and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), in exchange for a like principal amount of NRG's existing 7-1/2% Senior Notes due 2007 (the "Old Notes").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 33-33397) as filed with the Securities and Exchange Commission (the "Commission") on August 12, 1997 under the Act, and Amendment No. 1 with which this opinion is being filed (such Registration


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NRG Energy, Inc.
October 9, 1997
Page 2


Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the form of the New Notes; (iv) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement; (v) the Certificate of Incorporation of NRG, as presently in effect; (vi) the By-Laws of NRG, as presently in effect; and (vii) certain resolutions of the Board of Directors of NRG and the Pricing Committee of the Board of Directors of NRG in each case relating to the issuance and sale of the Old Notes and the issuance and exchange of the Old Notes for the New Notes and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of NRG and such agreements, certificates of public officials, certificates of officers or other representatives of NRG and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than NRG, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of NRG and others.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law (the "DGCL").



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NRG Energy, Inc.
October 9, 1997
Page 3


                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the New Notes, upon consummation of the exchange offer described in the Registration Statement (the "Exchange Offer"), have been duly executed and authenticated in accordance with the terms of the Indenture; and
(iii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor pursuant to the terms of the Exchange Offer, the New Notes issuable upon consummation of the Exchange Offer will constitute valid and binding obligations of NRG entitled to the benefits of the Indenture and enforceable against NRG in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering our opinion set forth above, we have assumed that the execution and delivery by NRG of the Indenture and the New Notes and the performance by NRG of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which NRG or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or By-laws of NRG), (ii) any law, rule or regulation to which NRG is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the DGCL and those laws, rules and regulations (other than securities and antifraud laws) of the State of New York which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

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NRG Energy, Inc.
October 9, 1997
Page 4


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP


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